UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer Identification
of incorporation)	Number	number)

1444 Wazee Street, Suite 210, Denver, Colorado  80202
(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:   (720) 946-6440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	REGULATION FD DISCLOSURE AND
ITEM 8.01	OTHER EVENTS

In 2005, Ceragenix Pharmaceuticals, Inc. (the “Company”) completed the sale, without registration under the Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of $2,208,500 in convertible debentures, warrants exercisable to purchase an aggregate of 1,104,250 shares of common stock at an exercise price of $2.00 per share (the “$2.00 Warrants”), and warrants exercisable to purchase an additional 1,104,250 shares of common stock at an exercise price of $4.00 per share (the “$4.00 Warrants”). The sale of the securities was undertaken without registration under the Securities Act in reliance upon the exemptions set forth in Rule 506 of Regulation D thereunder.

On February 24, 2006, having satisfied all conditions precedent thereto, the Company exercised its right to call for the redemption of all outstanding and unexercised $2.00 Warrants. Under the Notice of Redemption that was delivered to all holders of $2.00 Warrants, the Company will redeem for a redemption price of $.01 per warrant, all $2.00 Warrants that remain outstanding and unexercised after March 27, 2006 (30 days from the date the Notice of Redemption was mailed to all warrant holders).

Holders of $2.00 Warrants have until the close of business on March 27, 2006 in which to exercise their $2.00 Warrants to purchase shares of common stock of the Company.

The shares of the Company’s common stock issuable upon exercise of the $2.00 Warrants are being offered to the holders of such Warrants without registration under the Securities Act in reliance upon the exemption contained in Rule 506 of Regulation D thereunder. Such shares of common stock will be “restricted securities” and  may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.
(Registrant)

/s/ Jeffrey Sperber
Dated: March 1, 2006	Jeffrey Sperber, Chief Financial Officer